                                                                       EXHIBIT 2

                            PARENT VOTING AGREEMENT


          PARENT VOTING AGREEMENT (this "Agreement"), dated as of January 15, 1998, among International Technology Corporation, a Delaware corporation ("Parent"), the undersigned stockholders (the "Stockholders") of Parent and OHM Corporation, an Ohio corporation (the "Company").

          WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and IT-Ohio, Inc., an Ohio Corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger (as it may be hereafter amended from time to time, the "Merger Agreement"), which provides that Merger Sub shall make a tender offer (the "Offer") for 13,933,000 shares of common stock of the Company and that Merger Sub shall thereafter merge (the "Merger") with and into the Company pursuant to the terms and conditions of the Merger Agreement, and sets forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Offer, the Merger and the other transactions contemplated therein (the "Merger Transactions"); and

          WHEREAS, upon consummation the Merger, the holders of outstanding shares of common stock of the Company at the Effective Time (as defined in the Merger Agreement) will receive the merger Consideration (as defined in the Merger Agreement), which will consist (at least in part) of shares of Common Stock, par value $0.1 per share, of Parent ("Parent Common Stock") for each share of common stock of the Company; and

          WHEREAS, Section 6.4 of the Merger Agreement provides that if stockholder approval of the issuance of shares of Parent Common Stock is required under the rules of the New York Stock Exchange, Inc., Parent will take all action necessary to convene a meeting of its stockholders as promptly as practicable to consider and vote upon such issuance; and

          WHEREAS, the Stockholders are the record holders of an aggregate of 45,000 shares of Cumulative Convertible Participating Preferred Stock, par value $100 per share, of Parent (the "Preferred Shares") and warrants (the "Warrants") to purchase 1,250,000 shares of Parent Common Stock; and

          WHEREAS, in order to induce the Company, Parent and Merger Sub to enter into the Merger Agreement, the Stockholders wish to agree (i) to vote the Preferred Shares and any other shares of capital stock of Parent held by them so as to facilitate the consummation of the Merger Transactions, (ii) except as provided in this Agreement, not to transfer or otherwise dispose of any of the Preferred Shares or, any other shares of capital stock held by them, or any other shares of capital stock of Parent acquired by them hereafter and prior to the Effective Time (as defined in the Merger Agreement), and (iii) to deliver to the Company an irrevocable proxy to vote the Preferred Shares and any other shares of capital stock held by them, and any other shares of capital stock of Parent acquired by them hereafter and prior to the Effective Time, all in manner set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Representations of Stockholders. Each of the stockholders
              -------------------------------
represents and warrants to the Company, Parent and Merger Sub that (a) such Stockholder lawfully owns beneficially (as such term is defined in the Securities Exchange Act of 1934, as amended (the 1934 Act")), and of record the number of Preferred Shares set forth opposite such Stockholder's name on Exhibit A (such Stockholder's "Shares") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or voting of any shares of capital stock of Parent and there are no voting trusts or voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own any shares of Parent Common Stock or ` any other shares of capital stock of Parent other than such Shares and, except for such Shares, does not have any options, warrants or other rights to acquire any additional shares of capital stock of Parent or any security exercisable for or convertible into shares of capital stock of Parent, other than the Warrants, (c) such Stockholder has full power and authority to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder, and (d) this Agreement has been duly executed and delivered by such Stockholder, constitutes the legal, valid and binding obligation of such Stockholder, and is enforceable against such Stockholder in accordance with its terms.

          2.  Agreement to Vote Shares. Each of the Stockholders agrees that
              ------------------------
during the term of this Agreement it will vote such Stockholder's Shares and any new Shares (as defined in Section 6 hereof), and will cause any holder of record of such Shares or New Shares to vote such Stockholder's Shares and New Shares:
(a) in favor of the Merger Transactions and the issuance of shares of Parent Common Stock in connection with the Merger at every meeting of the stockholders of Parent at which such matters are considered and at every adjournment thereof, and in connection with any written consent of the stockholders of Parent (b) in favor of each of the Nominees (as defined in Section 6.11(c) of the Merger Agreement) to Parent's Board of Directors, (c) against any action or agreement that would compete with, impede, interfere with or attempt to discourage the Merger Transactions, or inhibit the timely consummation of the Merger Transactions, (d) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Parent or Merger Sub under the Merger Agreement and (e) against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of Parent, Merger Sub or their respective subsidiaries that could compete with, impede, interfere with or attempt to discourage the Merger Transactions or inhibit the timely consummation of the Merger Transactions. Each Stockholder agrees to deliver to the Company upon request a proxy substantially in the form attached hereto as Exhibit B, which proxy shall be irrevocable during the term of this Agreement to the fullest extent permitted under Delaware law.

          3.  No Voting Trusts. Each of the Stockholders agrees that they will
              ----------------
not, nor will they permit any entity under their control to, deposit any of their Shares or any New Shares held by them in a voting trust or subject any of their Shares or any New Shares held by them to any arrangement with respect to the voting of such Shares or New Shares that would result in a stockholder's vote or action by consent of the stockholders of Parent in opposition to or in competition with the consummation of the Merger Transactions.

          4.  No Proxy Solicitations. Each of the Stockholders agrees that such
              ----------------------
Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Merger Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or attempt to discourage the Merger Transactions or inhibit the timely consummation of the Merger Transactions, (b) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by consent of Parent's stockholders in opposition to or in competition with the consummation of the Merger Transactions, or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934
Act) with respect to any voting securities of Parent for the purpose of opposing or competing with the consummation of the Merger Transactions.

          5.  Transfer and Encumbrance. On or after the date hereof and during
              ------------------------
the term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares or New Shares, unless the transferee agrees in written form satisfactory to the Company to be bound by the terms of this Agreement.

          6.  Additional Purchases. Each of the Stockholders agrees that such
              --------------------
Stockholder will not purchase or otherwise acquire beneficial ownership of any shares of Parent Common Stock, Preferred Shares, 7% Cumulative Convertible Exchangeable Preferred Stock, par value $100 per share (the 7% Preferred Stock") or any other capital stock of Parent after the execution of this Agreement ("New Shares"), nor will any Stockholder voluntarily acquire the right to vote or share in the voting of any shares of Parent Common Stock, Preferred Shares, 7% Preferred Stock or any other capital stock of Parent other than the Shares, unless such Stockholder agrees to deliver to the Company immediately after such purchase or acquisition an irrevocable proxy in the form attached hereto as Exhibit B with respect to such shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by such Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

          7.  Specific Performance. Each party hereto acknowledges that it will
              --------------------
be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

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

          8.  Entire Agreement. This Agreement supersedes all prior agreements,
              ----------------
written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with-respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

          9.  Notices. Any notice, request, instruction or other document to be
              -------
given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

              if to any Stockholder:
              ----------------------

              Daniel A. D'Aniello
              Managing Director
              The Carlyle Group
              1001 Pennsylvania Avenue, N.W.
              Suite 220 South
              Washington, DC 20004-2505

              if to Parent or Merger Sub:
              --------------------------

              James G. Kirk
              International Technology Corporation
              2790 Mosside Boulevard
              Monroeville, PA 15146-2792
              Telecopier: (412) 858-3978
              with a copy to:

              Peter F. Ziegler
              Gibson, Dunn & Crutcher LLP
              333 South Grand Avenue
              Los Angeles, California 90071
              Telecopier: (213) 229-7520

                     if to the Company:
                     ------------------

              Steven E. Harbour
              OHM Corporation
              5445 Triangle Parkway, Suite 400
              Norcross, Georgia 30092

              with a copy to:

              Joseph B. Frumkin
              Sulllvan & Cromwell
              125 Broad Street
              New York, New York 10004
              Telecopier: (212) 558-3588

              and a copy to:

              Thomas C. Daniels
              Jones Day Reavis & Pogue
              North Point
              901 Lakeside Avenue
              Cleveland, Ohio 44114
              Telecopier: (216) 579-0212

          or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

          10. Miscellaneous
              -------------

              (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware applicable to agreements executed in and solely to be performed within such state:

              (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

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

              (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

              (d) This Agreement shall terminate automatically upon the termination of the Merger Agreement or upon the Effective Time of the Merger. This Agreement shall not otherwise be terminable.

              (e) Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

              (f) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

          1. The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                              International Technology
                              Corporation

                              By:
                                 ------------------------------------
                                    Name:
                                    Title:

                              OHM Corporation

                              By:
                                 ------------------------------------
                                    Name:
                                    Title:
                              Carlyle Partners II, L.P.


                              By:  its General Partner, TC
                              Group, L.L.C.

                              By:
                                 ------------------------------------
                                    Name:  Daniel A. D'Aniello
                                    Title:  Managing Director

                              Carlyle Partners III, L.P.

                              By:  its General Partner, TC
                              Group, L.L.C.

                              By:
                                 ------------------------------------
                                    Name:  Daniel A. D'Aniello
                                    Title:  Managing Director

                              Carlyle International Partners II, L.P.
                              By:  its General Partner, TC Group, L.L.C.

                              By:
                                 ------------------------------------
                                    Name:  Daniel A. D'Aniello
                                    Title:  Managing Director

                              Carlyle International Partners III, L.P.
                              By:  its General Partner, TC Group, L.L.C.

                              By:
                                 ------------------------------------
                                    Name:  Daniel A. D'Aniello
                                    Title:  Managing Director

                              C/S International Partners
                              By:  its General Partner, TC Group, L.L.C.

                              By:
                                 ------------------------------------
                                    Name:  Daniel A. D'Aniello
                                    Title:  Managing Director

                              Carlyle Investment Group, L.P.
                              By:  its General Partner, TC Group, L.L.C.

                              By:
                                 ------------------------------------
                                    Name:  Daniel A. D'Aniello
                                    Title:  Managing Director

                              Carlyle -IT International Partners, L.P.
                              By:  its General Partner, TC Group, L.L.C.

                              By:
                                 ------------------------------------
                                    Name:  Daniel A. D'Aniello
                                    Title:  Managing Director

                              Carlyle-IT International Partners II, L.P.
                              By:  its General Partner, TC Group, L.L.C.

                              By:
                                 ------------------------------------
                                    Name:  Daniel A. D'Aniello
                                    Title:  Managing Director

                              Carlyle-IT Partners, L.P.
                              By:  its General Partner, TC Group, L.L.C.

                              By:
                                 ------------------------------------
                                    Name:  Daniel A. D'Aniello
                                    Title:  Managing Director

                              State Board of Administration of Florida separate account maintained pursuant to an Investment Management Agreement dated as of September 6, 1996 between the State Board of Administration of Florida, Carlyle Investment Group, L.P. and Carlyle Investment Management L.L.C.

                              By:  Carlyle Investment Management, L.L.C.,
                                   as Investment Manager

                              By:
                                  -----------------------------------

                              Its:
                                  -----------------------------------

                                                                     (EXHIBIT A)


                                                    Number of Shares
                                                of Cumulative Convertible
             Name of Stockholder              Participating Preferred Stock
--------------------------------------------  -----------------------------
Carlyle Partners II, L.P.                             1,781,965
Carlyle Partners III, L.P.                               81,357
Carlyle International Partners II, L.P.               1,504,210
Carlyle International III, L.P.                          81,042
C/S International Partners                              338,682
Carlyle Investment Group, L.P.                            1,907
Carlyle-IT International Partners, L.P.               2,366,299
Carlyle-IT International Partners II, L.P.               79,765
The State Board of Administration of the                748,520
 State of Florida
Carlyle-IT Partners, L.P.                               195,107

                                                                     (EXHIBIT B)

                                 FORM OF PROXY

          The undersigned, for consideration received, hereby appoints [insert names of Company designees] and each of them my proxies, with power of substitution and resubstitution, to vote all shares of Cumulative Convertible Participating Preferred Stock, par value $100 per share, of International Technology Corporation, a Delaware corporation, ("Parent"), [and [insert any other Shares (as defined in the Voting Agreement) owned by Stockholder]] owned by the undersigned at the Special Meeting of Stockholders of Parent to be held [insert date, time and place] and at any adjournment thereof IN FAVOR OF consummation of the Offer, the Merger and the other transactions (the "Merger Transactions") contemplated by the Merger Agreement, dated as of January 15, 1998 (the "Merger Agreement"), among OHM Corporation (the "Company"), Parent and IT-Ohio, Inc. ("Merger Sub"), IN FAVOR OF the issuance of shares of common stock of Parent in connection with the merger of Merger Sub with and into the Company, IN FAVOR OF each of the Nominees (as defined in Section 6.11(c) of the Merger Agreement) to Parent's Board of Directors and AGAINST [insert description of any action or agreement that would compete with, impede, interfere with or attempt to discourage the Merger Transactions or inhibit the timely consummation of the Merger Transactions or any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Parent under the Merger Agreement or any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of Parent or its subsidiaries]. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of January 15, 1998 among certain stockholders of Parent, including the undersigned, Parent, Merger Sub and the Company terminates in accordance with its terms.

                              Dated ______, 1998

                              [NAME OF STOCKHOLDER]


                              By:
                                  -------------------------------------

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